SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event report) January 26, 2000


                             RELOCATE 411.COM, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


0-25591                                     11-3462369
(Commission File Number)                    (IRS Employer Identification No.)


142 Mineola Avenue, Suite 2-D, Roslyn Heights, NY                      11557
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (516) 626-6691




                            STATESIDE FUNDINGS, INC.
          (Former name or former address, if changed since last report)

                             RELOCATE 411.COM, INC.

                                   FORM 8 - K

                                JANUARY 26, 2000


Item 1. Changes in Control of Registrant.

     On January 26, 2000 (the "Effective Date"), Relocate 411.com, Inc., a New York corporation ("Relocate") merged into Stateside Fundings, Inc., a Delaware corporation ("Stateside") (the "Merger"). On January 27, 2000, Stateside, the surviving entity, filed a Certificate of Amendment to its Articles of Incorporation changing its name to Relocate 411.com, Inc.

     Under the terms of the Merger Agreement, each share of Relocate common stock converted into one hundred thousand shares of Stateside common stock representing approximately 54.32% of the shares outstanding upon completion of the Merger.

     As of the Effective Date, Stateside had an aggregate of 12,150,000 shares issued and outstanding. As a result of the Merger, Stateside's largest shareholders are Darrell Lerner, Stateside's President, Chief Executive Officer, and Treasurer, Byron R. Lerner, Stateside's Vice-President and Secretary, and Barry Manko, Stateside's Vice-President of Business Development, each owning 20.16% of the issued and outstanding common stock.

     In addition, on the Effective Date, Nachum Blumenfrucht, the sole officer and director of Stateside resigned from the Board of Directors and a new Board of Directors was appointed. The new Board of Directors consists of Darrell Lerner, President, Chief Executive Officer and Treasurer and Byron R. Lerner, Vice-President and Secretary.

     The Merger was approved by the Board of Directors of Stateside and Relocate and by written consent of all of the shareholders of Stateside and Relocate entitled to vote


Item 2. Acquisition or Disposition of Assets.

     On January 26, 2000, there was a closing under the Plan and Agreement of Merger between Stateside and Relocate 411.com, Inc., a New York corporation. Stateside acquired all of the issued and outstanding stock of Relocate in exchange for 6,600,000 shares of the 12,150,000 shares issued and outstanding of Stateside. Stateside acquired all of the assets and liabilities of Relocate.

     Stateside   redeemed   4,100,000   shares  of  common   stock  from  Nachum
Blumenfrucht, Stateside's sole officer, director and principal shareholder for $150,000.

     Mr. Blumenfrucht resigned and a new Board of Directors was appointed. The new Board of Directors consists of Darrell Lerner, President, Chief Executive Officer and Treasurer and Byron R. Lerner, Vice-President and Secretary.


Item 4. Changes in Stateside's Certifying Public Accountant.

     (a) Prior to the Merger on January 26, 2000, Stateside's independent auditor was Don Fuchs, CPA. Don Fuchs reported on financial statements for the year ended November 30, 1999. Mr. Fuchs' accountant's report in the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

     (b) On January 26, 2000, the Effective Date of the Merger, Liebman, Goldberg & Drogin, LLP, became Stateside's independent auditors. Prior to such engagement, Liebman, Goldberg & Drogin, LLP was the independent auditor of Relocate, retained by Relocate in January, 2000 in anticipation of the Merger.


Item 5 - Other Events.

     Contemporaneously with the closing of the Merger, Stateside completed a private placement of $1,550,000 gross offering proceeds for a total of 5,115,000 shares of Common Stock and 5,115,000 common stock purchase warrants issued to subscribers and placement agents. The common stock purchase warrants are exercisable at $0.75 per share with a final exercise date of three years after January 26, 2000.


Item 7 - Financial Statements and Exhibits.

(1)  Plan and Agreement of Merger

(2)  Letter dated January 26, 2000 from Don Fuchs, CPA.

(3)  Subscription Agreement for Private Placement.

                                    FORM 8 -K

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Stateside has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  RELOCATE 411.COM, INC.
                                  (Registrant)



                                  By:________________________________
                                      Darrell Lerner
                                      President and Director


Dated: February 2, 2000